Exhibits A and B in this Exhibit 10.1 have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  AutoWeb, Inc. will furnish supplementally a copy of any omitted exhibit to the Securities and Exchange Commission upon request; provided, however, that AutoWeb, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for the exhibits so furnished.

Exhibit 10.1
MASTER LICENSE AND SERVICES AGREEMENT

This Master License and Services Agreement (“Agreement”) is made and entered into as of October 5, 2017 (“Effective Date”), by and between Autobytel Inc., a Delaware corporation (“Company”), and DealerX Partners, LLC, a Florida limited liability company (“Vendor”) (Company and Vendor individually a “Party” and collectively the “Parties”).

Background

Company is an automotive media and marketing services company engaged in the business of providing (i) automotive consumers with the best available tools and information they need to make smart, well-informed vehicle purchasing and ownership decisions through the Autobytel Sites; and (ii) automotive dealers and manufacturers with innovative products and services to help the dealers and manufacturers sell more new and used cars. Vendor has developed proprietary technology and systems for targeted, online marketing through the creation of consumer information databases and “audiences” and is engaged in the business of providing targeted, online marketing services using such databases and audiences to the automotive industry.

Company desires to obtain a perpetual license to access and use Vendor’s proprietary technology and systems, to engage Vendor to provide development, maintenance, and operational support services for the technology and systems, and to obtain the right to acquire a perpetual, irrevocable license to Vendor’s proprietary technology and systems, and Vendor desires to provide the foregoing to Company on the terms and conditions set forth in this Agreement.

In consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Action” means any complaint, claim, demand, prosecution, indictment, action, litigation, lawsuit, arbitration, proceeding, hearing, inquiry, audit, or investigation (whether civil, criminal, judicial, or administrative, and whether formal or informal, and whether public or private) made or brought by any Person or brought or heard by or before any Governmental Authority.

“Affiliate(s)” of a Party shall mean any and all entities (whether incorporated or not, and whether existing as of the Effective Date or that exist in the future), that are owned or controlled by the Party, that own or control the Party, or that are under common control with a Party. For purposes of the preceding sentence, “own or control” shall mean (i) the record or beneficial ownership or control (directly or indirectly) of more than fifty percent (50%) of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority of a Party or (ii) the ability, whether directly or indirectly, to direct the affairs of another by means of ownership, agreement, contract, or otherwise.

“Automotive Field” means sale of automobiles and parts or accessories therefore; providing information about automobiles and parts and accessories therefore; connecting consumers to sellers of automobiles and parts and accessories therefore; or providing web-based advertising and marketing programs to sellers of automobiles and parts and accessories therefore.

“Business Day” means any day other than a Saturday, Sunday, or a day on which banks located in the State of Florida, USA are authorized or required by Law to close.

“Change in Control” means the (i) consummation of a reorganization, merger, or consolidation of an entity (“Acquired Entity”) with or into another entity as a result of which transaction the stockholders, members, partners, or other equity owners of the Acquired Entity immediately prior to such transaction own, immediately after such transaction, a number of shares of voting stock, membership interests, partnership interests, or other voting securities of the Acquired Entity that represent less than fifty percent (50%) of either (1) the then outstanding shares of voting stock, membership interests, partnership interests, or other voting securities of the Acquired Entity; or (2) the combined voting power of all of the then outstanding shares of stock, membership interests, partnership interests, or other securities of the Acquired Entity entitled to vote generally in the election of directors, managing members, or managing partners, as applicable; (ii) sale or other disposition of all or substantially all of the assets of the Acquired Entity; or (iii) the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such act) of more than 50% of either (1) the then outstanding shares of voting stock, membership interests, partnership interests, or other voting securities of the Acquired Entity; or (2) the combined voting power of all of the then outstanding shares of stock, membership interests, partnership interests, or other securities entitled to vote generally in the election of directors, managing members, or managing partners, as applicable.

“Company Change in Control Event” means a Change in Control of Company where the Company or its acquirer or successor elects to pay Vendor the Perpetual Platform Support Cash Consideration.

“Company Common Stock” means the Company’s Common Stock, $0.001 par value per share.

“Company Platform Audience” means the Platform Audience derived from the use and operation of the Platform for Company’s benefit and marketing purposes.

“Company Insolvency Event” means the occurrence of an event set forth in Section 4.3(b) that results in a termination of Vendor’s right to receive the Market Capitalization Event Shares prior to the Market Capitalization Event Shares being earned and the Company elects to acquire Perpetual Platform Support by payment of the Perpetual Platform Support Cash Consideration.

“Confidential Information” means (i) the terms and conditions of this Agreement; (ii) a Party's trade secrets, business plans, strategies, methods, and/or practices; (iii) software, technology, computer systems architecture, and network configurations; (iv) any other information relating to either Party that is not generally known to the public, including information about either Party's personnel, products, customers, marketing and pricing strategies, services, or future business plans, know-how, formulas, processes, ideas, and inventions (whether or not patentable) or which should be reasonably understood by the receiving party as the confidential or proprietary information of the disclosing party; and (v) any and all analyses, compilations, studies, notes, or other materials prepared with or which contain or are based on Confidential Information received from the disclosing party. Confidential Information does not include information that: (i) is known to the receiving party prior to the time of receipt by the receiving party as evidenced by written records of the receiving party; (ii) is or becomes publicly known and made generally available through no improper action or inaction by the receiving party or any agent or Affiliate of the receiving party; (iii) is independently developed by the receiving party without use of or reference to the Confidential Information of the disclosing party; or (iv) has been rightfully received by the receiving party from a third party who is not known by the receiving party at the time of receipt of the Confidential Information to be under an obligation of confidentiality to the disclosing party restricting the disclosure of the Confidential Information to the receiving party.

“Consent” means any approval, consent, permission, ratification, waiver, or other authorization of any Person (including any Governmental Authority).

“Contract” means any agreement, contract, obligation, promise, note, bond, mortgage, undertaking, indenture, purchase order, sales order, instrument, lease, franchise, license, permit, understanding, arrangement, commitment, or undertaking, whether written or oral, or express or implied, and in each case, including all amendments thereto.

“Critical Platform Support” means the Platform Support listed in Section I.A of the Platform Support and Service Level Schedule.

“Deliverables” means tangible material, or its intangible equivalent in unwritten or oral form, provided by Vendor in performance of its obligations under this Agreement; Deliverables shall include all Software, scripts, configuration files, database schemas, and all design documentation.

“Dispute Resolution Venue” means (i) Miami, Florida in the case of any action or proceeding initiated or filed by Company; and (ii) Tampa, Florida in the case of any action or proceeding initiated or filed by Vendor.

“Electronic Transmission” means a communication (i) delivered by facsimile, telecommunication, or electronic mail when directed to the facsimile number of record or electronic mail address of record, respectively, which the intended recipient has provided to the other party for sending notices pursuant to the Agreement and (ii) that creates a record of delivery and receipt that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

“Existing Vendor Members” means all of the holders of equity interests in Vendor as of the Effective Date.

“Existing Vendor Member Designee” means the designee, as of the Effective Date, of the Existing Vendor Member that has certain rights to use the Platform.

“Frozen Platform” means the Platform and Platform Documentation as they exist as of the end of the Platform Support Period.

“Frozen Platform Triggering Event” means the occurrence of any of the following:

(i)
A termination or expiration of all Platform Support for any reason.

(ii)
A Vendor Default Event.

“Governing Documents” means (i) with respect to a corporate Person, such Person’s (1) certificate or articles of incorporation or other formation document, as amended to date, (2) bylaws, and (3) any resolution adopted by the board of directors or shareholders of such Person; and (ii) with respect to a limited liability company Person, such Person’s (1) certificate of formation or organization or other formation document, (2) operating or similar agreement or document, and (3) any resolution adopted by the board of directors, manager, managing member, or members of such Person.

“Governmental Authority” means any: (i) nation, state, county, city, town, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (iv) multi-national organization or body; (v) stock exchange or quotation service; (vi) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature; (vii) arbitrator or mediator; or (viii) any official or authorized representative of any of the foregoing.

“Governmental Authorization” means any Consent, permit, license, Order, or other authorization issued, granted, given, or otherwise made available by or under the authority, or any requirement, of any Governmental Authority or pursuant to any Laws.

“Initial Platform Support Period” means the five-year period commencing on the Effective Date and ending at 12:00 midnight (Eastern Time) on the day before the fifth anniversary of the Effective Date.

“Intellectual Property Rights” means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (ii) all copyrights and works of authorship (whether copyrightable or not), and all applications, registrations, and renewals, and moral rights in connection therewith in any jurisdiction; (iii) all know-how, trade secrets, and Confidential Information; (iv) all Software; (v) all websites, website content, and domain names (including registrations thereof); (vi) all other intellectual property and/or proprietary rights; and (vii) all tangible embodiments of any of the foregoing (in whatever form or medium), including all copies thereof.

“Laws” means any federal, state, local, municipal, foreign, international, multinational, or other order, constitution, law, ordinance, principle of common law, regulation, statute, rule, treaty, permit, license, certificate, judgment, Order, decree, award, or other decision or requirement of any arbitrator or Governmental Authority.

“Licensed Technology, Documentation and Access, Use and Development Rights” means the Platform, Platform Technology, Platform Functionality, Platform Documentation, and Platform Documentation Access, Use and Development Rights, including without limitation:

(i)
Vendor’s network of data collection placements exclusive of Vendor’s current and future clients.

(ii)
Use of Vendor Platform Audiences.

(iii)
The Digital Marketing Platform for retargeting.

(iv)
Twilio-based phone call platform.

(v)
Wordpress Powered CMS Web Platform for the Automotive Field.

(vi)
Email, video, and direct mail capabilities.

“Lien” means any lien, security interest, pledge, charge, claim, condition, equitable interest, option, right of first refusal, preemptive right, conditional or installment sale agreement, or other adverse interest.

“Market Capitalization Event” means the earliest to occur of the following prior to the Market Capitalization Event Expiration Date:

(i)
The Market Capitalization of Company averaging at least $225.0 Million over a consecutive ninety (90) day period (“Market Capitalization Measurement Period”); and

(ii)
A Change in Control of Company resulting in a Market Capitalization of Company of at least $225.0 Million.

The Market Capitalization of Company shall be determined by multiplying (i) the weighted average number of shares of Company Common Stock issued and outstanding during the Market Capitalization Measurement Period or the number of shares of Company Common Stock outstanding immediately prior to the closing of the Change in Control of Company, as applicable, by (ii) the weighted average closing price of the Company Common Stock on The Nasdaq Capital Market over the Market Capitalization Measurement Period or the per share price received by stockholders of Company in the Change in Control transaction, as applicable.

“Market Capitalization Event Expiration Date” means 12:00 midnight (Eastern Time) on the day before the fifth anniversary of the Effective Date.

“Market Capitalization Event Expiration Event” means the expiration of Vendor’s right to receive the Market Capitalization Event Shares prior to the Market Capitalization Event Shares Issuance and Company elects to pay Vendor or its successor or assigns the Perpetual Platform Support Cash Consideration.

“Market Capitalization Event Shares” means 710,856 shares of Company Common Stock provided that if at any time prior to the issuance of such shares Company shall subdivide or combine the Company Common Stock, the number of Market Capitalization Event Shares shall be proportionately adjusted to reflect such subdivision or combination.

“Market Capitalization Event Shares Deemed Initial Issuance Price” means the weighted average closing price of the Company Common Stock on The Nasdaq Capital Market during the consecutive ninety (90) day period preceding the date of the Market Capitalization Event Shares Issuance.

“Market Capitalization Event Shares Issuance” means the issuance of Market Capitalization Event Shares upon the occurrence of a Market Capitalization Event.

“Off-the-Shelf Software” means commercially available desktop computer Software licensed non-exclusively under “shrink wrap” or other comparable standard form licenses.

“Open Source Software” means each of: (a) any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free Software, open source Software (e.g., GNU General Public License, Apache Software License, or MIT License), or pursuant to similar licensing and distribution models, and (b) any Software that requires as a condition of use, modification, hosting, and/or distribution of such Software, or of other Software used or developed with, incorporated into, derived from, or distributed with such Software, that such Software or other Software: (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, (iii) be redistributed, hosted, or otherwise made available at no or minimal charge, or (iv) be licensed, sold, or otherwise made available on terms that: (x) limit in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing, or distribution of such Software or other Software, (y) grant the right to decompile, disassemble, reverse engineer, or otherwise derive the source code or underlying structure of such Software or other Software, or (z) limit in any manner the ability to enforce Intellectual Property Rights in such Software.

“Order” means any judgment, decision, order, injunction, decree, award, or writ of any Governmental Authority.

“Perpetual Platform Support” means Platform Support provided by Vendor in perpetuity.

“Perpetual Platform Support Acquisition Event” means the earliest occurrence of the following events:

(i)
A Company Change in Control Event.

(ii)
The Market Capitalization Event Shares Issuance.

(iii)
A Market Capitalization Event Expiration Event.

(iv)
A Vendor Change in Control Event.

(v)
A Company Insolvency Event.

(vi)
A Perpetual Platform Support Assignment Event.

“Perpetual Platform Support Cash Consideration” means the amount equal to Twelve Million Five Hundred Thousand Dollars ($12,500,000.00).

“Perpetual Platform Support Assignment Event” means any transfer or assignment of this Agreement by Company where (i) the Company has not previously obtained Perpetual Platform Support; and (ii) the Company elects to acquire Perpetual Platform Support by payment of the Perpetual Platform Support Cash Consideration in connection with such transfer or assignment.

“Perpetual Platform Support Consideration” means the consideration paid to Vendor by Company to obtain Perpetual Platform Support that consists of either (i) the Perpetual Platform Support Cash Consideration; or (ii) the Market Capitalization Shares Event Shares Issuance.

“Person” means any natural person, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity, or a Governmental Authority.

“Personal Information” means any financial or other nonpublic personal information about or relating to any individual that is received, generated, collected, or processed by Vendor, regardless of the medium involved (e.g., paper, electronic, video, audio).

“Platform” means Vendor’s ROIQ Stack platform software stack which includes the components listed below; all current and future enhancements, modifications, development, and capabilities of the ROIQ Stack, and any other software required to generate or enhance Platform Functionality, even if not included in the ROIQ Stack, that are developed or that come into effect during the Platform Support Period; and all Intellectual Property Rights included in or comprising all of the foregoing or that are needed for the operation and use of the Platform. The Platform components are:

(i)
Wordpress Web platform

(ii)
RoiQ, which is comprised of the below-listed components:

a.
Data & Analytics Stack

b.
Call Stack

c.
ANON eMail

d.
ANON Direct Mail

“Platform Audience” means a group of consumers or consumer events, which are divided into groups or subgroups based on internet usage, digital native application usage, or any other digital marker or signal upon which criterion such as site usage, product usage, media usage, communication preferences and usage, demographics, etc. may be used to segment consumers or consumer events for the purpose of directing marketing actions.

“Platform Documentation” means source code, written or stored otherwise, application program interfaces, databases (except for Platform Audiences and Third Party Script Captured Audiences), technical documentation, operational manuals, and data generated and stored related to the operation of the Platform for Company.

“Platform Documentation Access, Use and Development Rights” means the rights granted to Company under Section 2.1 to use, have access to, to have provided to Company the Platform Documentation, Company Platform Audience, and Vendor Platform Audience, including, without limitation license and rights to use, add to, build upon, modify, improve, enhance, and create derivative works from the Platform Documentation.

“Platform Functionality” means the functionality and Platform Results and Output from operation of the Platform as set forth in Section 2.3.

“Platform License” means the license and rights granted to Company pursuant to Section 2.1.

“Platform Results and Output” means the results and output from the operation of the Platform, including online traffic, clicks, and leads.

“Platform Source Code” means the source code for the Platform as in existence as of the Effective Date and as modified, upgraded, or enhanced after the Effective Date.

“Platform Support” means the support for the Platform provided by Vendor in accordance with Section 2.2, including the Critical Platform Support and the Vendor Development and Operations Team Platform Support.

“Platform Support Default Event” means any uncured default by Vendor or any successor or assignee of Vendor in providing the Platform Support during the Platform Support Period (for purposes of this definition, an uncured default in providing Platform Support becomes effective upon Vendor’s failure to cure such default within thirty (30) days following Company’s written notice detailing such default).

“Platform Support and Service Level Schedule” means Exhibit A attached hereto and incorporated herein by reference.

“Platform Support Period” means, as applicable, (i) the Initial Platform Support Period, unless Company has acquired Perpetual Platform Support prior to such date and time; (ii) the period commencing on the Effective Date and continuing in perpetuity if Company has acquired Perpetual Platform Support prior to expiration of the Initial Platform Support Period; (iii) the period commencing with the Effective Date and ending upon the occurrence of a Change in Control of Company, unless the Company has previously acquired Perpetual Platform Support or a Company Change in Control Event occurs in connection with such Change in Control of the Company, in either case, the Platform Support Period is perpetual; and (iv) the period commencing on the Effective Date and ending at any time Company elects to terminate all Platform Support.

“Platform Technology” means all Platform technology used to generate Platform Results and Output available to or used by Vendor or any of its customers, any holder of member or other equity interests in Vendor or to the Existing Vendor Member Designee.

“Reimbursable Platform Operating Expenses” means those expenses for the operation of the Platform on behalf of Company as set forth on the Reimbursable Platform Operating Expenses Schedule.

“Reimbursable Platform Operating Expenses Schedule” means Exhibit B attached hereto and incorporated herein by reference.

“Restricted Companies” means the following and their Affiliates: Edmunds, Reply.com (including BuyerLink.com and One Planet), Detroit Trading, TrueCar, Cox Automotive, Cars.com, Cargurus, and The Enthusiast Network.

“Software” means all computer software and subsequent versions thereof, including source, object, executable, or binary codes, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons, and all files, data, materials, manuals, design notes, and other items and documentation related thereto or associated therewith.

“Stockholder Agreement” means the Stockholder Agreement relating to the Market Capitalization Event Shares entered into between Company and Vendor concurrently with the execution and delivery of this Agreement by the Parties.

“Tognetti” means Jeffrey Tognetti, the Managing Member of Vendor.

“Vendor Change in Control Event” means a Change in Control of Vendor where Company is not the acquirer and Company elects to pay Vendor or its acquirer or successor the Perpetual Platform Support Cash Consideration.

“Vendor Default Event” means the occurrence of any uncured, material default by Vendor under this Agreement, which includes, without limitation, any Platform Support Default Event.

“Vendor Development and Operations Team” means Tognetti and the other members of the Vendor development and operations team who are critical to the continued development, enhancement, and operation of the Platform as anticipated by this Agreement.

“Vendor Development and Operations Team Platform Support” means the Platform Support listed in Section I.B of the Platform Support and Service Level Schedule

“Vendor Platform Audience” means the Platform Audience, Bid Logs, and Third Party Script Captured Audiences derived from the use and operation of the Platform for the benefit and marketing purposes of Vendor’s customers (excluding current and future Vendor clients and the Existing Vendor Member Designee or any audiences derived or captured outside of the Automotive Field). Vendor shall make available to Company any additional audience-related products, services, or features Vendor obtains from any new or existing third-party vendor, unless Vendor is contractually prohibited from doing so, subject to Company’s payment of its proportional share of the cost of any such product, service, or feature.

ARTICLE II
PLATFORM LICENSE AND SERVICES

2.1         Platform License.

(a)          Vendor hereby grants to Company an exclusive, perpetual, world-wide, irrevocable, non-terminable, fully paid up, royalty free license to and full right to use, have access to, and to have provided to Company the Platform, Platform Technology, Platform Functionality, Platform Documentation, and Vendor Platform Audience to generate Platform Results and Output solely for use for and within the Automotive Field.

(b)          Without limiting the generality of the foregoing, the license and rights granted in Section 2.1(a) include, without limitation, the license and right to use, add to, build upon, modify, improve, enhance, and create derivative works from Platform Documentation; provided that unless and until Platform Support ceases and Company acquires the right to receive the Frozen Platform, Company may not change or modify the underlying base source code for the Platform in Vendor’s GitHub account or other source code repository. However, during the Platform Support Period, Vendor shall provide Company with a development or “sandbox” staging area and access to the source code for Company to gain knowledge about the source code and its use and operation.

(c)          Company shall solely own all right, title, and interest in and to all additions, builds, modifications, improvements, enhancements, and derivative works made by Company to the Platform and Platform Documentation in perpetuity.

(d)          Company shall solely own and have sole right to access and use the Company Platform Audience in perpetuity.

(e)          The Platform License excludes custom development work to the Platform commissioned and paid for by Vendor’s clients or the Existing Vendor Member Designee.

(f)          The Platform License is transferable and assignable by Company in connection with any assignment of this Agreement by Company in accordance with Section 8.3. The Platform License does not include the right to sell or sub-license rights to individual components of the Platform or sell or sub-license rights to the Platform in its entirety or in its substantial entirety except (i) in connection with an assignment or transfer of this Agreement in accordance with Section 8.3; or (ii) after Company obtains the Frozen Platform. For the avoidance of doubt, the Platform License does not include the right to use, sell, or sub-license any Intellectual Property Rights comprising the Platform other than as needed to operate and use the Platform.

2.2         Platform Support.

(a)          During the Platform Support Period, Vendor and its successors and assigns shall (i) operate, maintain, support, and enhance the Platform in accordance with the technical performance and availability requirements set forth in the Platform Support and Service Level Schedule; and (ii) maintain current, true, complete, correct, and accurate sets and copies of all Platform Documentation that are fully accessible, viewable, and usable by Company by means of providing a designated group of Company technology personnel with read access to Vendor’s GitHub account, or other such source code repository should Vendor choose to change the repository type or service.

(b)          Company at all times is solely responsible for its own creative content, including display ads, messaging, user interfaces, and Company-specific webpages displayed on any Vendor website.

(c)          Upon the earliest to occur of any Perpetual Platform Support Acquisition Event, the Platform Support Period shall be perpetual and shall not terminate at the end of the Initial Platform Support Period.

(d)          At any time, Company may elect to terminate all or any portion of the Platform Support upon thirty (30) days’ notice to Vendor. Upon termination of any Platform Support, both the Reimbursable Platform Operating Expenses associated with such terminated Platform Support and the services, access, and Platform Results and Output associated with such terminated Platform Support shall terminate.

(e)          Upon the occurrence of any Frozen Platform Triggering Event:

(i)
Company shall receive the Frozen Platform to use for and within the Automotive Field in perpetuity to generate Platform Results and Output, and Vendor shall promptly (but in no event later than thirty (30) days after the occurrence of the Frozen Platform Triggering Event) (i) deliver or make available to Company full, complete, and accurate copies of all Platform Documentation and Company Platform Audience in existence at that time.
(ii)
Company’s access right to further updates to the Platform shall terminate.
(iii)
Company shall not have access to Third Party Script Captured Audiences, and expenses associated with such access in any Statement of Work shall be omitted at that time.
(iv)
Company shall have continued access to Bid Logs in perpetuity.
(v)
Company shall not have access to updated ANON eMail or Direct Mail databases and expenses associated with such access in any Statement of Work shall be omitted at that time, and the scope of Company access will be limited to email and direct mail sent by Company during the Term.
(vi)
Vendor shall have no obligation to support the Frozen Platform.
(vii)
Company shall be responsible for establishing accounts and services intended to replace those services previously supplied by Vendor as described in Exhibit A under the Critical Platform Support. Vendor will assist Company in establishing these accounts and services and starting the operation of the Platform. Company and Vendor may mutually agree to share some accounts and services. These accounts and services will be determined and agreed to mutually by Vendor and Company at the time of the Frozen Platform Triggering Event.
(viii)
In the event the Frozen Platform Triggering Event constitutes a Vendor Default Event, in addition to the foregoing under this Section 2.2(e):

(1)     Company retains and reserves any other rights or remedies it may have by reason of such Vendor Default Event; and

(2)     If such Vendor Default Event occurs after a Change in Control of Vendor, Tognetti and the other members of the Vendor Development and Operations Team shall be personally obligated to provide, and Vendor or its successor or assigns shall be obligated to take all necessary actions and enter into all necessary agreements and other documents to ensure that Tognetti and the other members of the Vendor Development and Operations Team shall each be personally available and obligated to provide, Vendor Development and Operations Team Platform Support for a period of not less than six (6) months following the effective date of the uncured default in providing Platform Support.

(f)           The Platform Support is not transferable or assignable by Company in connection with any assignment of this Agreement by Company unless Company has acquired Perpetual Platform Support prior to or in connection with such transfer or assignment. Perpetual Platform Support and the Frozen Platform and the Company’s rights therein are transferable and assignable by Company in connection with any transfer or assignment of this Agreement by Company.

2.3         Platform Functionality. During the Platform Support Period, Vendor shall provide Company with Platform Functionality, which includes, without limitation, the following:

(i)
ANON Email Retargeting with unique custom messages based on audience behavior during website visits and usage in mobile apps.
(iii)
Programmatic Video Targeted to Competitors In-Market Shoppers.
(iv)
Anonymous, Variably Printed Direct Mail Retargeting.
(v)
Paid Search, Search Marketing, Transactional Focused PPC.
(vi)
Conversionary® - SEO ready, fully responsive WordPress powered website platform.
(vii)
RoiQ® - Analytics & Attribution with dashboards reporting real actions in real time with source tracking and custom reports for website and mobile app activities, impressions/bids-cast, conversations, trending, and history.

2.4         Company-Requested Development Work.

(a)          Vendor will perform the development services (“Development Services”) described in one or more statements of work referencing this Agreement and executed by the Parties (each, a “Statement of Work”). The Development Services provided for in a Statement of Work are referred to as a “Project.” Among other things, Statements of Work may identify: (i) the tasks to be performed under such Statement of Work; (ii) the Deliverables to be delivered to Company by Vendor under the Statement of Work; (iii) the schedule for the Project (“Project Schedule”); (iv) the operational elements, features, and functional design specifications of the Deliverables (“Specifications”); (v) delivery of and access to source and other codes for the Deliverables; (vi) any third party deliverables and the party responsible for providing such third party deliverables; (vii) the schedule of estimated fees and expenses for the applicable Project (the fees and expenses will together be referred to as the “Project Fees”) and the payment terms; (viii) cancellation fees (if any); and (ix) ongoing recurring work and emergency work communicated through authorized channels included in the scope of a Project. Upon execution of a Statement of Work by both Parties, the Statement of Work will be subject to and deemed part of this Agreement and incorporated herein by reference. In the event of any apparent conflict, ambiguity, or inconsistency between or among the terms of this Agreement and a Statement of Work, the conflicting, ambiguous, or inconsistent terms shall be construed in a reasonable manner that gives effect to all such terms. If such construction is not possible, the terms of this Agreement shall prevail except to the extent the Statement of Work expressly references the provisions of this Agreement being modified, and with respect to that particular Statement of Work only. Development Services will be performed in a good and workmanlike manner and the Deliverables shall materially conform to their relevant specifications.

(b)          Within thirty (30) days of Company’s request, Vendor shall convey and deliver to Company current, complete, correct, and accurate sets of all Platform Documentation that is developed by Vendor at the request of Company, the development of which was funded by Company.

(c)          The Parties may agree in writing to any changes to a Statement of Work, including changes, additions, or deletions to the Development Services or Deliverables to be performed under the Statement of Work (each, a “Change Order”). Either Party may from time to time during the performance under a particular Statement of Work provide the other Party with a proposed Change Order for such Statement of Work. Each Party may accept or reject in its sole discretion any proposed Change Order submitted by the other Party. No Change Order will have any contractually binding effect until such Change Order has been executed by an authorized representative of each Party.

(d)          Unless a Statement of Work contains specific acceptance provisions to the contrary, all Development Services and Deliverables submitted to Company for approval shall be deemed accepted when Company provides Vendor written notice stating that the Development Services and Deliverables are accepted by the Company; provided, however, if the Company does not notify Vendor of any issues in the applicable services/deliverables within sixty (60) days after delivery by Vendor or uses the applicable services/deliverables commercially for sixty (60) days, the delivery will be deemed accepted. Unless otherwise agreed in a Statement of Work, Vendor agrees to promptly re-perform any Development Services or replace any Deliverables that are reasonably rejected and not accepted by Company. In the event Vendor has not been able to remedy any rejected services or deliverables prior to the invoicing by Vendor immediately subsequent to the rejection of the services or deliverables, payments due to Vendor or that have been made to Vendor with respect to such rejected services or deliverables will be credited back to Company on such subsequent invoice. With respect to any credited amount, Vendor may re-invoice such credited amount once the rejected Development Services or Deliverables have been remedied.

(e)          Deliverables shall be considered “works made for hire” under applicable law and in which from the time of creation of such Deliverables, all right, title, and interest thereto, including copyright and patent rights, shall be owned exclusively by Company. To the extent any Deliverables are not deemed a “work made for hire” under applicable law, Vendor hereby assigns and transfers to Company all right, title, and interest, including copyright and patent rights, in Deliverables. In the event that Company elects to file an application for a patent in any jurisdiction respecting any Deliverables, Vendor shall reasonably cooperate with Company in preparing and submitting the patent application

(f)          Except as set forth in a Statement of Work and except for modifications to the source code for the Platform requested by Company prior to Company’s acquisition of Platform Co-Ownership, Company is not obligated to use Vendor for any development or other Development Services.

(g)          The Parties acknowledge and agree that any modifications or enhancements to or derivative works made from Platform Documentation developed by Company, and all Intellectual Property Rights therein, shall be solely owned and usable by Company, and Company may further modify, enhance, or make such work the subject of additional derivative works, and all of the foregoing shall be solely owned and usable by Company.

2.5         Subcontractors and Independent Contractors. Vendor will be solely responsible for the selection and management of its personnel in performance of its obligations under this Agreement. In addition, Vendor reserves the right, upon notice to Company, to subcontract Vendor’s development, support, and operating obligations under this Agreement to third party subcontractors or independent contractors. Vendor shall be solely responsible for the performance of the subcontractors and independent contractors that Vendor uses to perform development, support, and operating obligations under this Agreement. Vendor shall ensure that any Deliverables created by such subcontractors shall be assigned or licensed to Vendor with full rights to license or assign such Deliverables and all rights, title, and interests therein, as applicable, to Company in accordance with this Agreement.

2.6         Certain Restrictions.

(a)          Vendor shall not sell, license, assign, or otherwise transfer the Platform, Platform Technology or Platform Documentation to any third party (including the Restricted Companies) during the Platform Support Period, provided that:

(i)
The Existing Vendor Members or the Existing Vendor Member Designee shall be entitled to continue to use the Platform, Platform Technology and Platform Documentation.

(ii)
Vendor may sell or otherwise transfer the Platform, Platform Technology, and Platform Documentation in their entirety to an acquirer of Vendor in a transaction constituting a Change in Control of Vendor.

(iii)
Vendor may license or grant reseller or “white-label” rights to individual components of the Platform to third parties (excluding Restricted Companies) as long as no third party is licensed or granted reseller or “white label” rights with respect to the Platform in its entirety or in its substantial entirety.

(b)          In addition to the restrictions set forth under Section 2.6(a) with respect to the Platform, Platform Technology, and Platform Documentation, during the Platform Support Period, Vendor shall not sell, license, transfer, or otherwise provide any products, services, Platform results/output, Platform Functionality, or Platform Results or Output to the Restricted Companies with respect to the Automotive Field.

(c)          The Parties acknowledge that Company and Vendor will be engaged in the business of licensing or selling of Platform Results and Output to their respective customer bases and customer prospects and that their customers and prospects may overlap. Nothing in this Agreement shall preclude either Party from competing with the other Party with respect to the sale or license of Platform Results and Output.

(d)          During the Platform Support Period, Company will not develop an integrated, whole platform that competes with the Platform. The parties acknowledge that Company may already have individual components or functionality that are the same or similar to the Platform that Company will continue to use, and that Company may develop these or other individual components or functionality in the future; provided, however, that during the Platform Support Period, Company will not independently develop the following Platform components or functionality: (i) Data Management Platform (“DMP”) or demand side platform (DSP”) based on Vendor’s framework, source code or architecture; or (ii) a call stack on Twilio. Company is not restricted in using third party DMP’s or DSP’s and building upon them.

(e)          Vendor will not enter into any contract, take an action, omit to take any actions, nor make any commitments that will or may impair Company’s rights under this Agreement or that would result in any Lien on the Company’s license and other rights under this Agreement.

(f)          Vendor shall not use or provide the benefits of the Company Platform Audience to any third parties exclusive of overlapping Platform Audiences derived independently by Vendor.

(g)          Company shall not have any right to access or use any Platform Audience derived by Vendor for any customer, Existing Vendor Member or Existing Vendor Member Designee.

(h)          Without the prior written consent of the other Party, during the Platform Support Period neither Company nor Vendor will, and each will use commercially reasonable efforts to cause each of their respective Affiliates to not, directly or indirectly, cause, induce, influence, encourage, or solicit any material business relationship or any other customer, vendor, or supplier of the other Party to terminate or modify in any respect any such relationship with the other Party, subject to the rights of the Parties under Section 2.6(c) above.

(i)           Without the prior written consent of the other Party, during the Platform Support Period and for a period of one (1) year thereafter, neither Company nor Vendor will, and each will use commercially reasonable efforts to cause each of their respective Affiliates to not, directly or indirectly, solicit for employment or hire or engage any employee or independent contractor of the other Party while such employee or independent contractor is employed or engaged by the other Party or any of its Affiliates or any employee or independent contractor who was employed or engaged by the other Party or any of its Affiliates within six (6) months prior to such time, or cause, induce, influence, or encourage to terminate, reduce or modify any employee’s or independent contractor’s relationship with the other Party or any of its Affiliates while so employed or engaged. Notwithstanding the foregoing, neither Company nor Vendor nor any of their respective Affiliates shall be deemed to have violated the covenants in this Section 2.6(i) by (i) publishing or running advertisements and general solicitations in or through any print, broadcast, internet, direct mail, or other medium to generally solicit qualified job applicants to apply for employment opportunities within the soliciting Party or any of its Affiliates and not specifically directed to any employee or independent contractor of the other Party or any of its Affiliates, or (ii) hiring or engaging any employee or independent contractor of the other Party or any of its Affiliates who is terminated by the other Party or its Affiliates, provided that no breach of the foregoing provisions of this Section 2.6(i) has occurred with respect to such employee or independent contractor.

(j)          The Parties acknowledge that the restrictions contained in this Section 2.6 are reasonable and necessary to protect the legitimate interests of the respective Parties and constitute a material inducement to each Party entering into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 2.6 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Laws. The covenants contained in this Section 2.6 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

ARTICLE III
PLATFORM LICENSE ACQUISITION CONSIDERATION, REIMBURSABLE PLATFORM OPERATING EXPENSES AND DEVELOPMENT SERVICES FEES AND PAYMENT TERMS

3.1         Platform License Acquisition Consideration.

(a)          In full payment for the Platform License, Platform Support, Platform Functionality, Platform Documentation Access, Use and Development Rights, right to acquire Platform Co-Ownership, and Company’s other rights under this Agreement, concurrently with the execution and delivery of this Agreement by the Parties:

(i)
Company has delivered to Vendor the sum of Eight Million Dollars ($8,000,000.00); and

(ii)
Company hereby grants to Vendor the right to earn and to be issued the Market Capitalization Event Shares upon the occurrence of a Market Capitalization Event.

(b)          The right to receive the Market Capitalization Event Shares shall be non-transferable or assignable except to an acquirer of Vendor in connection with a Change in Control of Vendor and provided that this Agreement is also concurrently transferred to and fully assumed by the acquirer.

(c)          Concurrently with the execution and delivery of this Agreement, the Parties have entered into the Stockholder Agreement governing the Market Capitalization Event Shares upon their issuance.

(d)          Vendor’s right to earn and have issued to Vendor the Market Capitalization Event Shares shall terminate upon the occurrence of any of the following:

(i)
Upon the occurrence of any Vendor Default Event.

(ii)
Upon the occurrence of any Perpetual Platform Support Acquisition Event (other than by reason of the Market Capitalization Event Shares Issuance).

(iii)
In the event Company receives the Frozen Platform.

(e)          In the event Company acquires control of Vendor within five years of the Effective Date, the sum of the following shall be credited to the acquisition price/consideration: (i) the cash payment set forth in Section 3.1(a); and (ii) either (1) Perpetual Platform Support Cash Consideration, if it has been paid prior to such acquisition; or (2) the aggregate deemed market value of the Market Capitalization Event Shares as of the date of the Market Capitalization Event Shares Issuance (calculated using the Market Capitalization Event Shares Deemed Initial Issuance Price) if the Market Capitalization Event Shares have been issued prior to such acquisition.

3.2         Reimbursable Platform Operating Expenses and Development Services Fees and Expenses.

(a)          Company shall pay or reimburse to Vendor (i) the fixed out-of-pocket expenses unique to the operation of the Platform for the benefit of Company and related solely to the generation or origination of Platform Results and Output for the benefit of Company as set forth on the Reimbursable Platform Operating Expenses Schedule; (ii) such variable expenses and costs for third party media approved by Company in advance and incurred in the operation of the Platform for the benefit of Company and related solely to the generation or origination of Platform Results and Output for the benefit of Company; and (iii)such fees, costs, and expenses agreed upon by the Parties in any Statement of Work for Development Services. Company acknowledges that the vendors, fees, and expenses set forth on the Reimbursable Platform Operating Expenses Schedule reflect the vendors utilized and the fees and expenses in effect as of the Effective Date. Company acknowledges and agrees that such vendors, fees, and expenses are subject to change upon written notice; provided, however, that Company must acknowledge in writing any change in any fees or expenses prior to them becoming effective. Vendor shall make available to Company, provided Vendor is not contractually prohibited from doing so, additional products and services Vendor may obtain from vendors in the future, conditioned on Company’s payment of the corresponding pass-through costs.

(b)          Except as may otherwise be agreed upon by Company in writing in advance, (i) the fees payable to Vendor under applicable Statements of Work include any and all costs and expenses which may be incurred by Vendor in Vendor’s performance of the Development Services; and (ii) Vendor shall not be reimbursed for any costs or expenses unless authorized by Company in writing in advance of Vendor incurring the costs or expenses.

(c)          As to expenses for which Company has agreed to reimburse Vendor, Company shall pay or reimburse Vendor for all reasonable and authorized business expenses incurred by Vendor while engaged under this Agreement so long as said expenses have been incurred for and promote the business of Company and are normally and customarily incurred by persons performing similar services in the same or similar market.

(d)          As a condition to reimbursement for approved expenses, Vendor shall furnish to Company sufficient records and other documentary evidence required by federal and state statutes and regulations for the substantiation of each expenditure. Vendor must submit proper documentation for each such expense within thirty (30) days after the date that Vendor incurs such expense, and Company will reimburse Vendor for all eligible expenses within thirty (30) days thereafter. Vendor acknowledges and agrees that failure to furnish the required documentation may result in Company denying all or part of the expense for which reimbursement is sought.

3.3         Invoicing and Payment. Unless otherwise set forth in a Statement of Work and excepting costs for third party media in excess of $50,000 per month, within fifteen (15) days after the completion of each month, Vendor will provide Company with an invoice detailing the actual time charges and approved costs and expenses incurred by Vendor on behalf of Company during the previous month, together with sufficient backup and support (including third party invoices) documenting the invoiced amounts. With respect to costs for third party media in excess of $50,000 per month, Company will advance the costs for such third party media to Vendor and such advances will be reconciled within the above-described time period. If Company has any dispute regarding any invoice, Company will contact Vendor to discuss Company’s concerns. Unless Company has notified Vendor of Company’s disapproval of an invoice within thirty (30) days after Company receives such invoice, such invoice shall be deemed to be approved by Company and all amounts set forth on such invoice shall be due and payable. Company agrees to pay all invoices that are not subject to a dispute on a monthly basis in accordance with Company’s customary accounts payable practice. All payments under this Agreement shall be made in U.S. Dollars.

3.4         Taxes. All amounts payable to Vendor are exclusive of national, federal, state, local, and other excise, sales, use, value-added, goods and services, consumption, and other taxes, levies, or duties now or hereafter levied or imposed. Except for taxes on Company’s net income, Vendor shall be liable for and pay all other taxes and levies, regardless of whether included on any statement or report. Company assumes no responsibility for paying any of the foregoing on behalf of Vendor. Vendor assumes complete and sole responsibility for payment of any of the foregoing owed by Vendor. Vendor shall provide such information and certifications, including a Form W-9 certifying Vendor’s tax identification number, to Company for tax reporting purposes. Notwithstanding the foregoing, Company shall reimburse Vendor for sales tax due on pass-through costs payable by Company, including taxes on direct mail.

3.5         Audit Rights. During the Term and for a period of one year thereafter, Vendor will maintain true and correct records of all fees, expenses, and costs incurred and all transactions reasonably necessary to calculate all amounts paid or payable to Vendor under this Agreement. Upon no less than 20 days prior written notice and not more than once in any six-month period, Company may audit the books and records of Vendor for the purpose of verifying fees, costs, and expenses paid or payable to Vendor under this Agreement. At the election of Company, any such audit will be conducted by a reputable, independent certified public accounting firm at Company’s expense. Each audit will be conducted during regular business hours at Vendor’s offices. Vendor will promptly pay to Company the amount of any overpayments revealed by an audit. In the event an audit reveals an overpayment of greater than 10% of the amounts paid to Vendor for the audited period, Vendor will, in addition to paying the amount of any such overpayment, reimburse or pay Company the reasonable expenses incurred by Company in connection with such audit.

ARTICLE IV
TERM AND TERMINATION

4.1         Term. The term of this Agreement shall commence as of the Effective Date and shall continue until terminated in accordance with this Agreement (“Term”).

4.2         Early Termination for Cause. Either Party may terminate this Agreement (subject to the provisions that are to survive any such termination) upon written notice in the event that the other Party: (i) makes an assignment for the benefit of creditors; (ii) commences or has commenced against it any action appointing a receiver over its assets; (iii) commences or has commenced against it any proceeding in bankruptcy, insolvency, or reorganization pursuant to bankruptcy laws or any debtor’s moratorium which, in the case of an involuntary proceeding, is not dismissed within ninety (90) days of its filing; (iv) breaches any material term or provision hereof, and such Party fails to cure such breach within thirty (30) days following written notice detailing such breach from the non-breaching Party. For the avoidance of doubt, Company’s breach of and failure to cure any payment obligations under Section 3.1(a) constitute terminable events under clause (iv) of this Section 4.2.

4.3         Effect on Rights.

(a)          Termination of this Agreement by either Party shall not act as a waiver of any breaches of this Agreement and shall not act as a release of either Party from any liability for breaches of this Agreement. Any payments due one Party to the other that have accrued before termination of this Agreement for any reason, including outstanding credits, shall be due and payable within thirty (30) days after the date of termination.

(b)          If bankruptcy, insolvency, liquidation, assignment for the benefit of creditors, appointment of a receiver, cessation of business, or similar or related event or action by Company results in a termination of Vendor’s right to receive the Market Capitalization Event Shares prior to the Market Capitalization Event Shares being earned, then, at the election of Vendor, Vendor’s obligations to provide the Platform Support shall terminate, and all of Company’s payment obligations for continuing Platform Support shall terminate; provided, however, that in any such event, Company may elect to acquire Perpetual Platform Support by payment of the Perpetual Platform Support Cash Consideration, in which case Vendor’s obligation to provide the Perpetual Platform Support shall continue in perpetuity as provided in this Agreement.

(c)          Notwithstanding anything to the contrary in this Agreement, (i) the Platform License and all rights granted to Company thereunder; (ii) Company’s right to receive the Frozen Platform and all rights granted to Company with respect to the Frozen Platform; (iii) Company’s ownership and rights in the Company Platform Audience; and (iv) all of Company’s licenses and ownership rights in Deliverables that, in each case, have come into effect prior to the termination date shall not be terminated or cease by reason of any termination of this Agreement by either Party for any reason, and the provision of Section 2.1, Section 2.2, and 2.4 relating to the foregoing shall survive any termination of this Agreement.

4.4         Survival. Termination of this Agreement for any reason shall not release any party from any liabilities or obligations set forth in this Agreement which (i) the parties have expressly agreed shall survive any such termination or expiration, or (ii) by their nature would be intended to be applicable following any such termination or expiration including, but not limited to, Section 4.3, this Section 4.4, Article V, Article VI, Article VII and Article VIII.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.1         Representations and Warranties of Company. Company represents and warrants to Vendor as follows:

(a)          Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement.

(b)          This Agreement constitutes a valid and legally binding obligation of Company, enforceable against Company in accordance with its terms.

(c)          The execution, delivery, and performance of this Agreement by Company will not result in any violation or be in conflict with or constitute, with or without the passage of time or giving of notice (or both), a default under any instrument, judgment, order, writ, decree, license, contract, or agreement to which Company is a party or bound.

5.2         Representations and Warranties of Vendor. Vendor represents and warrants to Company as follows:

(a)          Vendor is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida and has all requisite power and authority to enter into this Agreement.

(b)          This Agreement constitutes a valid and legally binding obligation of Vendor, enforceable against Vendor in accordance with its terms.

(c)          The execution, delivery, and performance of this Agreement by Vendor will not, with or without the passage of time or giving of notice (or both):

(i)
violate or conflict with any provision of Vendor’s Governing Documents or any Laws to which Vendor or Vendor assets or properties (including the Platform) is subject or by which any of them is bound;

(ii)
violate or conflict with any Laws to which Vendor or Vendor assets or properties (including the Platform) is subject or by which any of them is bound;

(iii)
violate or conflict with, result in a breach of any provision of, or constitute a default, or otherwise cause any loss of any benefit under any Contract or other obligation to which Vendor or Vendor’s business is a party or by which any of Vendor’s assets or properties (including the Platform) are bound, or result in the termination or cancellation of any Contract to which Vendor is a party or by which any of Vendor’s assets or properties (including the Platform) are bound, or give rise to any rights of others (including rights of termination, foreclosure, cancellation, or acceleration), in or with respect to the Platform or Vendor’s business;

(iv)
give any Governmental Authority or other Person the right to challenge this Agreement or any aspect of the transactions contemplated hereby to exercise any remedy or obtain any relief under any Law to which Vendor or Vendor’s business or any of Vendor’s assets or properties (including the Platform) may be subject; or

(v)
result in, require, or permit the creation or imposition of any Lien upon or with respect to any of the assets or properties owned, leased, or used by Vendor in the operation of its business, including the Platform.

(d)          All Governmental Authorizations and other Consents required to be obtained, given, or made by Vendor in connection with the execution, delivery, and performance of this Agreement by Vendor or the consummation of the transactions contemplated hereby have been obtained, given, or made.

(e)          Vendor is operating and has always operated the Platform and Vendor’s business in compliance in all material respects with all applicable Laws, including Laws with respect to (1) the collection, use, sharing, licensing, transfer, and safeguarding of Personally Identifiable Information; (2) email, facsimile, telephone (land, wireless, or cellular) or text messaging, advertising or solicitations; and (3) fair and accurate advertising, and Vendor has not received any notice, Order, or other communication from any Governmental Authority of any alleged, actual, or potential violation of or failure to comply with any Law.

(f)          There are no Actions presently pending, threatened, or contemplated against Vendor or any predecessor thereto and there are no facts that could reasonably serve as a basis for any such Action. There are no, and during the past five (5) years have not been any, unsatisfied or outstanding Orders against, binding upon, or adversely affecting Vendor or any predecessor thereto, the Platform, or Vendor’s business. Vendor has not received any claims, threats, or notices claiming any violation of any third party Intellectual Property Rights related to the Platform or in the conduct of Vendor’s business. No Actions are currently pending or have been filed against or by Vendor or any predecessor thereto or any of Vendor’s Affiliates for any violation of any Intellectual Property Rights of any third party, and there is no basis for a third party to assert any claim or bring any Action for any violation, infringement, or misappropriation of any Intellectual Property Right of any third party.

(g)          Vendor owns or possesses all legal and ownership rights to the Platform, Platform Technology, and Platform Documentation free and clear of all Liens and has all legal rights necessary for the provision of any services or support and grant of any licenses or ownership rights to Company in accordance with this Agreement.

(h)          The Frozen Platform, when delivered to Company, will include all components of the Platform, Platform Technology, and Platform Documentation that are necessary for Company to continue to use, access, operate and maintain the Platform as set forth in this Agreement.

(i)          Vendor has not entered into any contract nor made any commitments that will or may impair Company’s rights under this Agreement.

(j)          All Persons who have contributed to the creation, invention, or development of the Platform, Platform Documentation, or any Intellectual Property Rights related to any of the foregoing have assigned to Vendor all of their rights therein that do not vest initially in Vendor by operation of Law. Vendor takes reasonable actions to protect and maintain (1) any trade secrets and Confidential Information that constitute Intellectual Property Rights related to the Platform, including executing confidentiality and non-disclosure agreements with employees and contractors, and (2) the confidentiality, integrity, and security of its Software, databases, systems, networks, and Internet websites, and information stored or contained therein or transmitted thereby, and all transactions consummated in connection therewith, from any unauthorized use, access, interruption, or modification by third parties, including the use of reliable encryption protection (or an equivalent).

(k)          All Software related to the Platform or that is included in the Platform Documentation substantially conforms to all existing documentation for its use in the operation of the Platform and the conduct of Vendor’s business as currently conducted, and is functioning in all material respects in accordance with applicable specifications. Vendor has not incorporated into the Platform or otherwise accessed, used, or distributed any Open Source Software, in whole or in part, in connection with the Platform.

(l)          Concurrently with the execution and delivery of this Agreement by the Parties, Vendor has delivered to Company a disclosure letter that contains the names of all Existing Vendor Members and the Existing Vendor Member Designee.

ARTICLE VI
CONFIDENTIALITY

6.1         Confidential Information.

(a)          A Party receiving Confidential Information from the other Party will not, during or subsequent to the term of this Agreement, use the disclosing Party’s Confidential Information for any purpose whatsoever other than the performance of its obligations or exercise of its rights under this Agreement, or disclose the disclosing Party’s Confidential Information to any third party. The receiving Party further agrees to take all reasonable precautions to prevent any unauthorized disclosure of the disclosing Party’s Confidential Information including, but not limited to, limiting access to the disclosing Party’s Confidential Information to employees, subcontractors, or independent contractors who require access for the performance of obligations or exercise of rights under this Agreement, limiting the scope of access afforded such persons to the narrowest scope of access required for the performance of obligations or exercise of rights under this Agreement, and having each employee, subcontractor, or independent contractor of the receiving Party, if any, with access to any of disclosing Party’s Confidential Information be bound by nondisclosure and confidentiality obligations (by contract, duties, or otherwise) applicable to Confidential Information that are no less stringent than the confidentiality provisions of this Agreement.

(b)          Nothing in this Agreement will prevent the receiving Party from disclosing Confidential Information of the disclosing Party to the extent the receiving Party is legally compelled to do so by any governmental or judicial agency or body pursuant to proceedings over which such agency or body has jurisdiction; provided, however, that prior to any such disclosure, the receiving Party shall: (i) assert the confidential nature of the Confidential Information to the agency or body; (ii) where permitted, immediately notify the disclosing Party in writing of the agency’s or body’s request to disclose Confidential Information; (iii) cooperate fully with the disclosing Party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality; and (iv) in any event only disclose such Confidential Information, or portion thereof, specifically requested by the agency or body.

(c)          Upon the termination of this Agreement, or upon the disclosing Party’s earlier request, the receiving Party will deliver to the disclosing Party (and will not recreate or deliver to anyone else) all of the disclosing Party’s Confidential Information that the receiving Party may have in its possession or control; or upon the disclosing Party’s request, the receiving Party will destroy all Confidential Information of the disclosing Party in its possession, including all copies, and confirm in writing that it has complied with the obligations set forth in this Section 6.1(c). However, this Section 6.1(c) will not apply to any Confidential Information of Vendor that is embedded in or a part of any of the Development Services or Deliverables licensed to or owned by Company under this Agreement.

ARTICLE VII
INDEMNIFICATION

7.1         Indemnification.

(a)          Company will defend, indemnify, and hold harmless Vendor and each of Vendor’s Affiliates, officers, directors, employees, and agents against and in respect of any loss, debt, liability, damage, obligation, claim, demand, fines, penalties, forfeitures, judgment, or settlement of any nature or kind, known or unknown, liquidated or unliquidated, including without limitation all reasonable costs and expenses incurred (legal, accounting, or otherwise) (collectively, “Damages”) arising out of, resulting from, or based upon any claim, action, or proceeding by any third party, including any governmental or regulatory body, alleging facts or circumstances constituting or giving rise to (i) a breach of the obligations, representations, or warranties of Company set forth in this Agreement; (ii) violation of applicable Law or Order by Company; or (iii) infringement or misappropriation of any Intellectual Property Rights of any third party stemming from use of Company’s Intellectual Property Rights in connection with this Agreement.

(b)          Vendor will defend, indemnify, and hold harmless Company and each of Company’s Affiliates, officers, directors, employees, and agents against and in respect of any Damages arising out of, resulting from, or based upon any claim, action, or proceeding by any third party, including any governmental or regulatory body, alleging facts or circumstances constituting or giving rise to (i) a breach of the obligations, representations, or warranties of Vendor set forth in this Agreement; (ii) violation of applicable Law or Order by Vendor; or (iii) infringement or misappropriation of any Intellectual Property Rights of any third party stemming from the licensing, use, operation or support of the Platform, Platform Documentation, Platform Technology, Platform Functionality, Platform Audiences, and Vendor’s Intellectual Property Rights as contemplated by this Agreement.

7.2         Indemnification Process.

(a)          Promptly after receipt by an indemnified Party of notice of a claim from a third party (a “Third Party Claim”) which may give rise to a claim for indemnification hereunder, such indemnified Party shall, if a claim is to be made against an indemnifying Party, give notice to the indemnifying Party of such Third Party Claim. Notwithstanding the foregoing, the failure to notify or any delay in notifying the indemnifying Party will not relieve the indemnifying Party of any liability that it may have to any indemnified party, except to the extent that the indemnifying Party demonstrates that the defense of such action is materially prejudiced by the indemnified Party’s failure to give or delay in giving such notice, and then only to the extent of such prejudice.

(b)          Any indemnifying Party will have the right to defend the indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the indemnified Party so long as (i) the indemnifying Party notifies the indemnified Party in writing within ten (10) business days after the indemnified Party has given notice of the Third Party Claim that the indemnifying Party will indemnify the indemnified Party from and against such Third Party Claim as required under this Agreement; (ii) the indemnifying Party has (and, if the indemnified Party so requests, provides the indemnified Party with reasonable evidence that the indemnifying Party has) the financial resources (which could include insurance coverage) to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; and (iii) the indemnifying party conducts the defense of the Third Party Claim in a commercially reasonable manner.

(c)          So long as the indemnifying Party is conducting the defense of the Third Party Claim in accordance with the foregoing provisions of this Section 7.2, and provided there is no conflict in the interest of the indemnified Party and the indemnifying Party, (i) the indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (ii) the indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the indemnifying Party; and (iii) the indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the indemnified Party (not to be withheld, conditioned, or delayed unreasonably), provided, however, that no consent of the indemnified Party shall be required if the settlement contains an unconditional release of the indemnified Party from all liability and adverse actions with respect to such Third Party Claim and does not subject the indemnifying Party to any injunction or other equitable relief.

(d)          In the event any of the foregoing conditions in this Section 7.2 is or becomes unsatisfied in any material respect, however, (i) the indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate, provided, before effecting any compromise or settlement, the indemnified Party shall solicit and obtain the consent of the indemnifying Party, such consent not to be unreasonably withheld, conditioned, or delayed; (ii) the indemnifying Party will reimburse the indemnified party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses) to the extent the indemnifying Party is obligated to provide indemnity hereunder; and (iii) the indemnifying Party will remain responsible for any Damages the indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent that the indemnifying Party is obligated to provide indemnity under this Article VII.

ARTICLE VIII
GENERAL PROVISIONS

8.1         Entire Agreement. This Agreement, including the Exhibits attached hereto, all of which are hereby incorporated by reference, constitutes the complete and exclusive statement of agreement between the parties and supersedes all prior agreements, understandings, and communication of any kind by and between the Parties, whether written or oral, with respect to the subject matter hereof. Upon the execution and delivery of this Agreement by the Parties, the Parties agree that the Master Services Agreement effective as of August 1, 2017 between the Parties is hereby terminated.

8.2         Amendments and Waivers. This Agreement may be amended, modified, superseded, or cancelled, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties hereto or, in the case of a waiver, by the Party waiving compliance, in a document that refers to this Agreement. No delay on the part of any Party in exercising any right, power, or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any Party of any right hereunder, nor any single or partial exercise of any rights hereunder, preclude any other or further exercise thereof or the exercise of any other right hereunder.

8.3         Assignment. Neither Party may assign or otherwise transfer or delegate this Agreement or any of a Party’s rights, duties, or obligations under this Agreement to another person or entity without the prior written consent of the other Party. Notwithstanding the foregoing, this Agreement may be assigned or transferred by a Party without the consent of the other Party to any Affiliate of the assigning Party or any person or entity that acquires all or substantially all of the assets of the assigning Party or that succeeds the assigning Party by operation of law. Nothing herein will prohibit or restrict a change of control of either Party or any Affiliate of that Party or require the consent of the other Party to any assignment or transfer of this Agreement in connection with any change of control of the assigning Party. This Agreement will be binding on and inure to the benefit of each Party hereto and to each Party's respective permitted successors and assigns.

8.4         Notices. Any notice required or permitted under this Agreement will be considered to be effective (i) upon receipt by recipient as indicated on the courier’s receipt in the case of delivery by courier or messenger service; or (ii) upon receipt of an Electronic Transmission by the Party that is the intended recipient of the Electronic Transmission. The record addresses, facsimile numbers of record, and electronic mail addresses of record for the Parties are set forth on the signature page to this Agreement and may be changed from time to time by notice from the changing Party to the other Party pursuant to the provisions of this Section 8.4.

8.5         Marketing and Communications.

(a)          Except as may be required, as determined in good faith by the disclosing party, by applicable law, rules, or regulations or the rules of any securities exchange or market, neither Party will make any public statement or release concerning this Agreement or any of the transactions contemplated by this Agreement, except for such written information as has been approved in advance in writing as to form and content by the other Party, which approval will not be unreasonably withheld. Notwithstanding the foregoing, neither Party shall have the right to review or approve any filings or other disclosures that the other Party determines in good faith are reasonably required to be made in any filings with the Securities and Exchange Commission, with any other governmental agency, or any securities exchange or market. The Parties acknowledge that Company will be required to disclose this Agreement in Company’s filings with the Securities and Exchange Commission.

(b)          During the Term of this Agreement, each Party may refer to the existence of this Agreement and to the name of the other Party in marketing communications to customers and partners using mutually-approved language describing the relationship, such approval not to be unreasonably withheld.

8.6         Independent Parties. The relationship of the Parties is that of independent contractors. Nothing contained in this Agreement will be construed as creating a joint venture, agency, employment, or partnership relationship among the Parties hereto nor will any Party have the right, power, or authority to create any obligation or duty, express or implied, on behalf of any other Party.

8.7         Force Majeure. Neither Party will be liable hereunder by reason of any failure or delay in the performance of its obligations on account of strikes, shortages, riots, insurrection, terrorism, fires, flood, storm, explosions, earthquakes, Internet or telecommunication failures or outages, acts of God, war, governmental action, or any other similar cause that is beyond the reasonable control of such Party. A Party experiencing a delaying event shall work diligently and promptly to mitigate the impact and length of the delay. If, in the reasonable judgment of the party not experiencing a delaying event, a delaying event applicable to the other party materially and adversely impacts or is reasonably likely to materially and adversely impact, either by reason of the length of the delay or the nature of the delaying event, the ability of the party experiencing the delaying event to perform its obligations under this Agreement in a timely manner, the party not experiencing the delaying event may elect to perform itself or have third parties perform the obligations of the party experiencing the delaying event without liability to the party experiencing the delaying event.

8.8         Further Assurances. Each Party agrees to execute and deliver any and all further documents, and to perform such other acts, as may be reasonably necessary or expedient to carry out and make effective this Agreement.

8.9         Choice of Law. This Agreement, its construction and the determination of any rights, duties, or remedies of the parties arising out of or relating to this Agreement will be governed by, enforced under, and construed in accordance with the laws of the State of Florida, USA, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws of such state. The parties exclude the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods if otherwise applicable to this Agreement.

8.10       Severability. Each term, covenant, condition, or provision of this Agreement will be viewed as separate and distinct, and in the event that any such term, covenant, condition, or provision will be deemed to be invalid or unenforceable, the court finding such invalidity or unenforceability will modify or reform this Agreement to give as much effect as possible to the terms and provisions of this Agreement. Any term or provision which cannot be so modified or reformed will be deleted and the remaining terms and provisions will continue in full force and effect.

8.11       Interpretation. Every provision of this Agreement is the result of full negotiations between the Parties, both of whom have either been represented by counsel throughout or otherwise been given an opportunity to seek the aid of counsel. Each Party hereto further agrees and acknowledges that it is sophisticated in legal affairs and has reviewed this Agreement in detail. Accordingly, no provision of this Agreement shall be construed in favor of or against any Party hereto by reason of the extent to which any such Party or its counsel participated in the drafting thereof. Captions and headings of sections contained in this Agreement are for convenience only and shall not control the meaning, effect, or construction of this Agreement. Time periods used in this Agreement shall mean calendar periods (i.e., days, months, and years) in the State of Florida, USA, unless otherwise expressly indicated. All references to fees, expenses, costs, and payments thereof are in U.S. Dollars. The English language shall apply to any interpretation of this Agreement. Except as otherwise provided or if the context otherwise requires, whenever used in this Agreement, (i) any noun or pronoun shall be deemed to include the plural and the singular as well as the masculine, feminine, and neuter genders, (ii) the terms “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) the word “or” shall be inclusive and not exclusive, (iv) all references to Articles, Sections, subsections, preambles, or recitals, refer to the Articles, Sections, subsections, preamble, and recitals of this Agreement, and all references to Schedules refer to the Schedules attached to this Agreement or delivered with this Agreement, as appropriate, and all references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part of this Agreement for all purposes, (v) the terms “hereunder,” “hereof,” “hereto,” and words of similar import shall unless otherwise stated be deemed references to this Agreement as a whole and not to any particular Article, Section, or other provision hereof, (vi) the terms “dollars” or “$” means United States dollars, (vii) reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or modified through the date hereof in accordance with the terms thereof and includes all addenda, exhibits, and disclosure schedules thereto, (viii) any reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and (ix) any reference to any governmental authority includes any designee thereof or successor thereto. In the event of any inconsistency between the statements made in the body of this Agreement and those contained in the Schedules (other than an express exception to a specifically identified statement), those in this Agreement shall control. Any disclosures in any Schedule or in any other transaction document of any information that is not required under the terms hereof or thereof to be disclosed herein or therein shall not change or diminish the disclosure requirements herein or therein.

8.12        Dispute Resolution, Forum.

(a)          If a dispute or claim arises between the Parties relating to this Agreement, before either Company or Vendor pursues other available remedies, the Party asserting the dispute or claim shall notify the other Party of the nature of the dispute or claim and request that persons with decision making authority regarding the dispute or claim from each Party (together with their respective counsel) confer, at a mutually convenient date and time, by a mutually convenient means (e.g., in person or by telephone, video conferencing, or other electronic means), and at a mutually convenient place (in the event an in person meeting is agreed upon by the Parties), to attempt to a resolve the dispute or claim. No such attempt to resolve the dispute or claim shall be deemed to vitiate or reduce the obligations and liabilities of Company or Vendor hereunder or be deemed a waiver by Company or Vendor of any remedies to which Company or Vendor would otherwise be entitled hereunder. Any offers of settlement or compromise made during such attempt to resolve the dispute or claim shall be inadmissible in any court or arbitration proceeding to prove a Party’s liability with respect to the dispute or claim, nor shall any offer of settlement or compromise constitute or be construed as an admission of any liability with respect to the dispute or claim. Notwithstanding the foregoing, either Party may seek specific performance and injunctive relief from a court of competent jurisdiction in the Dispute Resolution Venue in order to maintain the status quo while the procedure set forth in this Section 8.12(a) is being followed. If the Parties are unable to agree upon a mutually convenient date and time, means, or place to confer within three (3) days after the asserting Party’s notice of dispute or claim is effective in accordance with Section 8.4, or if the Parties confer and do not reach a resolution of the dispute or claim, each of the Parties shall be entitled to purse arbitration under Section 8.12(b).

(b)          In the event a dispute or claim is not resolved under the procedure set forth in Section 8.12(a), the Parties consent to and agree that any dispute or claim arising out of, or in any way related to, this Agreement shall be submitted to binding arbitration in the Dispute Resolution Venue, and conducted in accordance with the Judicial Arbitration and Mediation Service (“JAMS”) rules of practice then in effect or such other procedures as the Parties may agree in writing, and the Parties expressly waive any right they may otherwise have to cause any such action or proceeding to be brought or tried elsewhere. The Parties further agree that (i) any request for arbitration shall be made in writing and must be made within a reasonable time after the claim, dispute, or other matter in question has arisen; provided however, that in no event shall the demand for arbitration be made after the date that institution of legal or equitable proceedings based on such claim, dispute, or other matter would be barred by the applicable statue(s) of limitations; (ii) the appointed arbitrator must be a former or retired judge or attorney at law with at least ten (10) years’ experience in commercial matters; (iii) costs and fees of the arbitrator shall be borne by the Parties equally, unless the arbitrator or arbitrators determine otherwise; (iv) depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings; and (v) the award or decision of the arbitrator, which may include equitable relief, shall be final, and judgment may be entered on such award in accordance with applicable law in any court having jurisdiction over the matter. The arbitrator shall be required to follow applicable law in rendering the arbitrator’s decision.

(c)          TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)          The Parties acknowledge and agree that money damages may not be a sufficient remedy for a breach of certain provisions of this Agreement, including but not limited to Article VI, and accordingly, a non-breaching Party may be entitled to specific performance and injunctive relief as remedies for such violation. Accordingly, the Parties agree that a non-breaching party may seek relief in a court of competent jurisdiction in the Dispute Resolution Venue for the purposes of seeking equitable relief hereunder, and that such remedies shall not be deemed to be exclusive remedies for a violation of the terms of this Agreement but shall be in addition to all other remedies available to the non-breaching party at law or in equity.

(e)          In any action or other proceeding by which a Party either seeks to enforce its rights under this Agreement, or seeks a declaration of any rights or obligations under this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, and subject to Section 8.12(b) above, reasonable costs and expenses incurred to resolve such dispute and to enforce any final judgment.

(f)          No remedy conferred on a Party by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of one or more remedies by a Party will not constitute a waiver of the right to pursue other available remedies.

8.13        Counterparts; Facsimile or PDF Signature. This Agreement may be executed in counterparts, each of which will be deemed an original hereof and all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile, PDF signature, or other electronic means by either Party, and any such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

[Remainder of Page Intentionally Left Blank; Signature Page and Exhibits Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Vendor

DealerX Partners, LLC

By:    /s/ Jeffrey Tognetti
          Jeffrey Tognetti
          Manager and President

Contact Name:
Jeffrey Tognetti
Contact Address:
DealerX Partners, LLC
360 Ocean Drive, Suite 1001S
Key Biscayne, Florida 33149
Contact Telephone Number:
212.794.3333
Contact Facsimile Number:

Contact Email Address:
jeff@dealerx.com

With copy to:
Cody Winchester
Phillips Ryther & Winchester
124 South 600 East
Salt Lake City, Utah 84103
Facsimile No.: 801.935.4936
Email Address: czw@prwlawfirm.com

And a copy to:
Rodney A. Fields
Lewis Thomason
One Centre Square, Fifth Floor
620 Market Street
Knoxville, Tennessee 37092
Facsimile No.: 865.523.6529
Email Address: rfields@lewisthomason.com

Company

Autobytel Inc.

By:    /s/ Jeffrey H. Coats
          Jeffrey H. Coats
          President and Chief Executive Officer

Contact Name:
Jeffrey H. Coats
Contact Address:
Autobytel Inc.
18872 MacArthur Blvd., Suite 200
Irvine, California 92612-1400
Contact Telephone Number:
949.862.4543
Contact Facsimile Number:
949. 797.0404
Contact Email Address:
jeffc@autobytel.com

With copy to:
Autobytel Inc.
Legal Department
18872 MacArthur Blvd. Suite 200
Irvine, California 92612-1400
Facsimile No.: 949.862.1323
Email Address:ABTLLegal@autobytel.com

This Exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K.  AutoWeb, Inc. will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that AutoWeb, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for the exhibit so furnished.

Exhibit A

Platform Support and Service Level Schedule

This Exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K.  AutoWeb, Inc. will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that AutoWeb, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for the exhibit so furnished.

Exhibit B

Reimbursable Platform Operating Expenses Schedule